EXHIBIT 10.1

                              SETTLEMENT AGREEMENT

         This Settlement Agreement (the "Agreement") is entered into as of July 18, 2006, by and between LOGISTICAL SUPPORT, LLC, a California limited liability company (as successor by merger between it and Hill Aerospace & Defense, LLC) ("Logistical" or "Debtor"), and TRIUMPH ENGINEERED SOLUTIONS, INC., a Delaware corporation (as successor in interest to Triumph Components-Arizona, Inc.) ("Triumph") (collectively, the "Parties").

                                    RECITALS

         WHEREAS, Debtor and Triumph are parties to the Settlement Agreement (5/19/04) (the "2004 Settlement Agreement") as well as two Security Agreements of that same date (the "2004 Security Agreements").

         WHEREAS, Debtor acknowledge that Triumph holds a perfected security interest under the 2004 Security Agreements in cash payments to Debtor defined as "Receivables" in the 2004 Settlement Agreement and that Debtor failed to remit those "Receivables" to Triumph as required by the 2004 Settlement Agreement.

         WHEREAS, disputes have arisen between Debtor and Triumph with respect to the Parties' performance under the 2004 Settlement Agreement and the 2004 Security Agreements. Those disputes are the subject of an arbitration proceeding commenced by Debtor and pending before the American Arbitration Association, No. 76 181 00277 04 MAGE (the "Arbitration") and a lawsuit commenced by Triumph and currently pending in California Superior Court, Los Angeles County, No. BC 326067 (the "Litigation").

         WHEREAS, by this Agreement, including the Recitals, the Parties intend to adopt, by way of compromise, a full and final settlement that releases and resolves all rights, obligations, and liabilities of the parties one to another.

                                    AGREEMENT

         In consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties agree:

         A. THE RECITALS.

            1. The Recitals are incorporated by this reference.

         B. PAYMENT BY DEBTOR TO TRIUMPH.

            1. Not later than 3:00 pm (ET) on the first business day following the Parties' execution of this Agreement, Debtor will pay Triumph by wire transfer $76,000.

            2. Not later than 3:00 pm (ET) on the 15th day of each of the months indicated in the following table, Debtor will pay to Triumph by wire transfer the amount shown. If the 15th day of a month is not a business day, the payment will be due no later than 3:00 pm (ET) on the business day immediately preceding the 15th:

          ----------------------------------------------------------
          August 2006        $40,000     June 2007          $65,000
          September 2006     $40,000     July 2007          $40,000
          October 2006       $40,000     August 2007        $40,000
          November 2006      $40,000     September 2007     $40,000
          December 2006      $65,000     October 2007       $40,000
          January 2007       $40,000     November 2007      $40,000
          February 2007      $40,000     December 2007      $65,000
          March 2007         $40,000     January 2008       $40,000
          April 2007         $40,000     February 2008      $40,000
          May 2007           $40,000     March 2008         $39,000
          ----------------------------------------------------------

            3. The foregoing schedule results in payments to Triumph totaling $950,000. The Parties intend that Debtor may reduce the total amount paid to Triumph by making early payments. Should Debtor's payments to Triumph by 3:00 pm
(ET) on January 2, 2007, total at least $450,000, Triumph will waive $25,000 of the total owed to it under this Agreement; this discount will apply to Debtor's final payment. Should Debtor's payments to Triumph by 3:00 pm (ET) on July 2, 2007 total $900,000, Triumph will waive any remaining payments owed to it under this Agreement.

            4. Time is of the essence in making any payment required or permitted by this Agreement.

            5. The instructions for wire transfer payments to Triumph are:

            Name Of Bank:             PNC Bank, N. A.
                                      Pittsburgh, Pennsylvania

            ABA Number:               043000096

            Account Number:           1005590155

            Account Name:             Triumph Components - Arizona, Inc.

            6. Within five business days of final payment by Debtor of the amounts owed under this Agreement, the Parties will stipulate to dismiss the Litigation with prejudice, each side to bear its own costs and attorneys' fees. Also by that time, counsel for Triumph shall certify that he destroyed all copies of the stipulated judgment discussed below.

      C. SECURITY INTEREST IN DEBTOR'S ASSETS.

            1. Debtor represents to Triumph that the accounts receivable of the former Hill Aerospace & Defense, LLC are subject to a security interest benefiting National Loan Investors. Debtor also represents to Triumph that it lacks any unencumbered assets that may be pledged as security for the obligation owed to Triumph or to replace Triumph's security interests under the 2004 Security Agreements.

            2. As a condition to the effectiveness of this Agreement, Debtor agrees to execute all necessary UCC financing statements and other documents to evidence that Triumph has a security interest in all of Debtor's assets securing the obligations of this Agreement (the "UCC Filing"). Triumph acknowledges that it may not be the primary secured party.

            3. The security agreement creating the security interest benefiting Triumph will be in the form attached as Exhibit 1.

      D. DEFAULT AND STIPULATED JUDGMENT.

            1. Any of the following constitute "Default" under this section:

                  a. Debtor's failure to pay any amount owed to Triumph by the date and time specified in this Agreement.

                  b. Inaccuracy in Debtor's representation it lacks any unencumbered assets that may be pledged as security for the obligation owed to Triumph or to replace Triumph's security interests under the 2004 Security Agreements.

                  c. Debtor's failure to provide any documents or information necessary to effect the UCC Filing.

            2. Debtor will have an opportunity to cure a default after notice from Triumph or its counsel. This period to cure a Default expires 24 hours after confirmed facsimile delivery by the sender's facsimile machine of the notice of default, except for item D(1)(c) above, which has a 48 hour cure period. Time is of the essence.

            3. Upon Debtor's uncured Default, the entire $950,000 owed to Triumph under this Agreement (less any payments made by Debtor) plus any penalties permitted by this Agreement shall be immediately due and owing, and Triumph may file a stipulation effectuating the entry of judgment against Debtor. Triumph will do so by filing a declaration attaching the stipulation and form of judgment, reciting the Default. Triumph may apply ex parte to the Court for entry of judgment for all sums owed to Triumph, and the declaration from any representative of Triumph will be conclusive evidence of the amount owed to Triumph, including any fees and costs associated with obtaining the judgment. Debtor waives any and all rights to notice or hearing before entry of such judgment or proceedings to execute on such judgment. Debtor waives any and all defenses and appeal from any judgment so entered.

            4. Triumph's counsel shall hold in trust the stipulation and form of judgment, not to be filed except upon Default. The stipulation and accompanying form of judgment shall be in the form attached as Exhibit 2.

      E. RELEASES.

            1. In consideration of the mutual promises and obligations contained herein, Debtor together with its affiliates, members, officers, employees, principals, agents, predecessors, successors, assigns, trustees, and all others acting on their behalf hereby fully and forever releases, extinguishes and discharges Triumph and its parents, subsidiaries, divisions, affiliates, successors, assigns, trustees, directors, officers, employees, agents, and all others acting on its behalf, from any and all claims relating in any way to the 2004 Settlement Agreement and the contracts referenced in the 2004 Settlement Agreement.

            2. In consideration of the mutual promises and obligations contained herein, Triumph together with its parents, subsidiaries, divisions, affiliates, successors, assigns, trustees, directors, officers, employees, agents, and all others acting on its behalf hereby fully and forever releases, extinguishes, and discharges Debtor and their affiliates, members, officers, employees, principals, agents, successors, assigns, trustees and all others acting on their behalf, from any and all claims relating in any way to the 2004 Settlement Agreement and the contracts referenced in the 2004 Settlement Agreement.

            3. The Parties expressly waive any and all rights and benefits conferred upon them under the provisions of California Civil Code ss. 1542, which provides:

            A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

            4. Upon executing this Agreement, the Parties shall take timely steps to withdraw their respective claims in the Arbitration, with prejudice, each side to bear its own fees and costs.

            5. Upon executing this Agreement, the Parties will timely notify the Court before which the Litigation is pending of this settlement. The Parties will request that the Court maintain jurisdiction over the Litigation pending complete performance of the Parties' obligations under this Agreement. Should the Court decline to maintain jurisdiction, the Parties will stipulate to dismiss the Litigation without prejudice, each side to bear its own attorneys' fees and costs.

            6. Upon the Parties' execution of this Agreement, each Party will be discharged from any remaining obligations under, or contracts referenced in, the 2004 Settlement Agreement.

      F. REPRESENTATIONS.

            1. Logistical represents to Triumph that (a) it is a California limited liability company, duly organized, validly existing and in good standing under the laws of the State of California, (b) it has full power and authority to create, deliver and perform its obligations hereunder, and the officer executing this Agreement for Logistical has authority to act for Logistical, and
(c) this Agreement and the transactions contemplated herein constitute valid and binding obligations of Logistical, enforceable against Logistical in accordance with their terms,

            2. Logistical represents that it is the successor entity following a merger between Logistical and Hill Aerospace & Defense, LLC ("Hill"), effective March 31, 2006. Logistical is bound by and affirms all obligations of Logistical or Hill owed to Triumph. No other entity or person possesses any right or interest in Hill's claims that are the subject of this Settlement Agreement.

            3. Debtor represents to Triumph that it is not contemplating seeking bankruptcy protection within 91 days of the date of this Agreement.

            4. Triumph represents to Debtor that (a) it is a Delaware corporation, duly organized, validly existing in good standing under the laws of that state, (b) it has full power and authority to create, deliver, and perform its obligation hereunder, and the officer executing this Agreement for Triumph has authority to act for Triumph, and (c) this Agreement and the transactions contemplated herein constitute valid and binding obligations of Triumph, enforceable against Triumph in accordance with their terms.

            5. The Parties acknowledge and agree that all representations hereunder, including but not limited to those set forth in this Section, shall be deemed to be material and relied upon by the Parties with or to whom the same were made.

            6. Should a Party become aware that any representation by that Party contained in any portion of this Agreement no longer holds true, that Party shall provide the other with written notice thereof. If such a notice is provided by Debtor, Triumph shall have two (2) business days from its receipt thereof to terminate this Agreement. If such a notice is provided by Triumph, Debtor shall have two (2) business days from its receipt thereof to terminate this Agreement.

      G. NOTICES.

            1. Any notice to be provided to any Party hereunder, shall be delivered by registered mail, by hand-delivery, by express delivery (e.g., Federal Express) or by facsimile (but only by facsimile if followed immediately by delivery through one of the other measures). Any notice that does not comply with the requirements of this provision is of no effect.

            2. Any notice to be provided to Triumph shall be directed to:

                                 Triumph Group, Inc.
                                 1550 Liberty Ridge Drive
                                 Suite 100
                                 Wayne, Pennsylvania 19087
                                 Attention: General Counsel
                                 Facsimile:  (610) 251-1556

                         with a copy to:

                                 James D. Smith, Esq.
                                 Bryan Cave LLP
                                 Two North Central Avenue, Suite 2200
                                 Phoenix, Arizona 85004
                                 Fax No.:  (602) 716-8011

            3. Any notice to be provided to Debtor shall be directed to:

                                 James D. Smith, Esq.
                                 Bryan Cave LLP
                                 Two North Central Avenue, Suite 2200
                                 Phoenix, Arizona 85004
                                 Fax No.:  (602) 716-8011

                         with a copy to:

                                 James R. Felton, Esq.
                                 Greenberg & Bass
                                 16000 Ventura Boulevard, Suite 1000
                                 Encino, California 91436
                                 Fax No.:  (818) 986-6534

      H. MISCELLANEOUS.

            1. This Agreement contains the entire agreement between the Parties related to the subject matter hereof and supersedes all prior and contemporaneous agreements, arrangements, negotiations and understandings between the Parties. There are no other agreements, understandings, statements, promises, or inducements, oral or otherwise. Other than as set forth in this Agreement, no Party made or relied upon any representations, warranties, covenants or conditions, express or implied, whether by statute or otherwise. THIS PROVISION PRECLUDES ANY CLAIM OF FRAUDULENT INDUCEMENT BASED ON ALLEGED REPRESENTATIONS NOT EXPLICITLY CONTAINED IN THIS AGREEMENT.

            2. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or shall constitute a waiver of any other provision hereof, whether or not similar, nor shall such a waiver constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the Party making the waiver.

            3. This Agreement may be altered or amended only by an instrument in writing signed by each of the Parties, and such alteration or amendment shall be binding upon the Parties, and all other persons or entities.

            4. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted herefrom.

            5. This Agreement shall be construed in accordance with the laws of the State of Arizona.

            6. Should legal action become necessary to enforce this Agreement or any of its terms, the prevailing Party shall be awarded its reasonable attorneys' fees and all costs of litigation.

            7. The Parties expressly agree that Debtor will bring any action relating to this Agreement in Maricopa County, Arizona. At its discretion, Triumph may bring an action relating to this Agreement in Maricopa County, Arizona, or Los Angeles County, California, though Triumph only may file the stipulated judgment in Los Angeles County, California. The Parties consent to personal jurisdiction and the propriety of venue in those forums as needed to give effect to each Party's ability to bring an action under this provision. Any claim arising out of this Agreement shall be brought within one year of the date on which the complaining party gained actual knowledge of the facts giving rise to the dispute or shall be deemed to be forever waived.

            8. Except for the obligations to pay money, no Party shall be liable to the other for non-performance of this Agreement if the non-performance is caused by events or conditions beyond that Party's reasonable control, such as acts of God, acts of civil or military authorities, governmental priorities, fires, strikes, floods, epidemics, war or riot.

            9. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument.

               The remainder of this page intentionally left blank

         IN WITNESS WHEREOF, the Parties caused this Agreement to be duly executed as of the date first set forth herein.

                                    LOGISTICAL SUPPORT, LLC



                                    By:  /s/ Bruce Littell
                                         ---------------------------------------
                                    Name:   Bruce Littell
                                         ---------------------------------------
                                    Title:  Chief Executive Officer
                                         ---------------------------------------


                                    TRIUMPH ENGINEERED SOLUTIONS, INC.



                                    By:  /s/ John R. Bartholdson
                                         ---------------------------------------
                                    Name:   John R. Bartholdson
                                         ---------------------------------------
                                    Title:  Vice President & Treasurer
                                         ---------------------------------------